UNITED STATES
                               SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                               SCHEDULE 13D


                 Under the Securities Exchange Act of 1934
                            (Amendment No. 1)*

                           Starrett Corporation

                             (Name of Issuer)

                    Common Stock, par value $1.00 share

                      (Title of Class of Securities)
                                855 677 100

                              (CUSIP Number)

                                Oded Aboodi
                           75 Rockefeller Plaza
                         New York, New York 10019
                              (212) 484-8780

               (Name, Address and Telephone Number of Person
             Authorized to Receive Notices and Communications)

                              March 12, 1993
          (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule 13d-
1(b)(3) or (4), check the following box.

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.
The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).





                               SCHEDULE 13D



CUSIP No.  855 677 100


1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
            ODED ABOODI (###-##-####)

2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
(a)

                                                                    (b) X

3     SEC USE ONLY

4     SOURCE OF FUNDS*
            PF
5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO
      ITEMS 2(d) or 2(e)


6     CITIZENSHIP OR PLACE OF ORGANIZATION
            U.S.

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH

7     SOLE VOTING POWER
            387,360

8     SHARED VOTING POWER

9     SOLE DISPOSITIVE POWER
            387,360

10    SHARED DISPOSITIVE POWER

11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            387,360

12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
            5.9%

14    TYPE OF REPORTING PERSON*
            IN

                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION






                               SCHEDULE 13D



CUSIP No.  855 677 100


1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
            OEA PARTNERS  (22-2409314)

2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
      (a)

                                                                          (b)

3     SEC USE ONLY

4     SOURCE OF FUNDS*
               WC

5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS
      2(d) or 2(e)

6     CITIZENSHIP OR PLACE OF ORGANIZATION
            New Jersey

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH

7     SOLE VOTING POWER
            50,000

8     SHARED VOTING POWER

9     SOLE DISPOSITIVE POWER
            50,000

10    SHARED DISPOSITIVE POWER

11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            50,000

12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
            0.8%

14    TYPE OF REPORTING PERSON*
            PN


                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION





                               SCHEDULE 13D



CUSIP No.  855 677 100


1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
            KADIMA PARTNERS (22-276496)

2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
      (a)

                                                                          (b) X

3     SEC USE ONLY

4     SOURCE OF FUNDS*
            WC

5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO
      ITEMS 2(d) or 2(e)

6     CITIZENSHIP OR PLACE OF ORGANIZATION
            Delaware

NUMBER OF
SHARES
BENEFICIALLY OWNED BY?
EACH
REPORTING
PERSON
WITH

7     SOLE VOTING POWER
            308,760

8     SHARED VOTING POWER

9     SOLE DISPOSITIVE POWER
            308,760

10    SHARED DISPOSITIVE POWER

11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            308,760

12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*

13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
            4.7%

14    TYPE OF REPORTING PERSON*
            PN


                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
       INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION





            The Schedule 13D previously filed by the undersigned with respect to the securities described below is hereby amended and restated in its entirety as follows:

Item 1.     Security and Issuer.

            This Schedule 13D relates to shares of common stock, par value $1.00 per share ("Common Stock"), of Starrett Housing Corporation, a New York corporation (the "Company"), with its principal executive offices at 909 Third Avenue, New York, New York 10022.

Item 2.     Identity and Background

            This Schedule 13D is being filed on behalf of Oded
Aboodi, Kadima Partners ("Kadima"), a Delaware general partnership, and OEA Partners ("OEA"), a New Jersey general partnership (collectively, the "Reporting Persons").

            Mr. Aboodi, a United States citizen and certified public accountant, and companies controlled by or associated with him perform consulting services for private investors and businesses, including Time Warner Inc. ("Time Warner") and operations affiliated with Builtland Partners. Mr. Aboodi's business address is 75 Rockefeller Plaza, New York, New York 10019.

            Kadima and OEA are principally investment partnerships and are controlled by Mr. Aboodi. The business address of Kadima and OEA is P.O. Box 1195, Alpine, New Jersey 07620-1195. Mr.
Aboodi is a general partner of each of Kadima and OEA.

            On May 12, 1994, the Securities and Exchange Commission (the "Commission") filed a Complaint For Injunctive And Other Relief (the "Complaint") and simultaneously therewith, without admitting or denying the allegations contained in the Complaint, Mr. Aboodi entered into a consent decree (the "Consent Decree") with the Commission. The Complaint charged Mr. Aboodi with violations of Section 17(a) of the Securities Act of 1933,
Section 10(b) of the Securities Exchange Act of 1934 and Rule
10b-5 promulgated thereunder in connection with trading by certain family partnerships in securities of Time Warner. The Consent Decree permanently enjoined Mr. Aboodi from violating certain securities laws and required the disgorgement of $413,700, plus interest, representing losses alleged to have been avoided. In addition, a civil penalty in a similar amount was required to be paid.

            During the last five years, none of the Reporting
Persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Item 3.     Source and Amount of Funds or Other Consideration.

            The source of funds used by Kadima and OEA to acquire the shares of Common Stock was working capital. The source of funds used by Mr. Aboodi to acquire the shares of Common Stock was personal funds.

Item 4.     Purpose of Transaction.

            The Reporting Persons acquired their shares of Common Stock for investment purposes. Any of the Reporting Persons may from time to time, depending on general economic conditions, market prices for the Common Stock, compliance with governmental regulations and other factors, purchase additional shares of Common Stock through open market purchases, privately negotiated transactions or otherwise and may also dispose of shares of Common Stock.

            Other than as indicated in this Schedule 13D, the Reporting Persons do not have any present plans or proposals which relate to or would result in: (i) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company; (iii) a sale or transfer of a material amount of assets of the Company; (iv) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the board; (v) any material change in the present capitalization or dividend policy of the Company; (vi) any other material change in the Company's business or corporate structure; (vii) changes in the Company's charter, by-laws or other instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (viii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system or by a registered national securities association; (ix) a class of equity securities of the Company becoming eligible for termination of registration pursuant to
Section 12(g)(4) of the Securities Exchange Act of 1934, as amended; or (x) any action similar to those enumerated above. However, the Reporting Persons reserve the right to formulate such plans or proposals, and take action thereon, in the future.

Item 5.     Interests in Securities of the Issuer.

            As of May 12, 1994, Mr. Aboodi beneficially owned 387,360 shares of Common Stock (or 5.9% of the Company's outstanding Common Stock). Mr. Aboodi has the sole power to vote and direct the disposition of the 358,760 shares of Common Stock collectively held by Kadima and OEA and has the sole power to vote and dispose of the other shares.

Item 6.     Contracts, Arrangements, Understandings or
            Relationships with respect to Securities of the Issuer.

            On December 2, 1988, the Company confirmed in writing to Mr. Aboodi on behalf of Kadima that the Company had agreed to file registration statements under the Securities Act of 1933, as amended, with respect to the shares of Common Stock acquired by Kadima upon request and to indemnify Kadima against liability for statements of the Company made in any such registration statements.

            The Reporting Persons have no other contracts, arrangements, understandings or relationships (legal or otherwise) with respect to the securities of the Company other than described elsewhere in this Schedule 13D including, but not limited to, transfer or voting of any securities, finder's fees, joint ventures, loans or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

Item 7.     Material Required to be Filed as Exhibits.*

            (a) Letter Agreement, dated November 28, 1988, between American Financial Corporation and Oded Aboodi on behalf of
Kadima.

            (b)  Letter, dated December 2, 1988, from Starrett
Housing Corporation to Oded Aboodi on behalf of Kadima.

            (c) Agreement among Oded Aboodi, Kadima and OEA as to the joint filing of Schedule 13D.















________________________
*  Previously filed.

                                SIGNATURES


            After reasonable inquiry and to the best knowledge and belief of each of the undersigned, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated:      June 23, 1994

Oded Aboodi
Oded Aboodi

KADIMA PARTNERS

By:Oded Aboodi
   Oded Aboodi
   General Partner


OEA PARTNERS


By:Oded Aboodi
   Oded Aboodi
   General Partner